Calculation of Filing Fee Tables
N-2
BlackRock Science & Technology Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.001 par value	457(a)	12,000,000	$ 40.99	$ 491,880,000.00	0.0001381	$ 67,928.63
Fees to be Paid	2	Other	Rights to Purchase Common Shares of Beneficial Interest	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 491,880,000.00		$ 67,928.63
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 52,240.39
			Net Fee Due:						$ 15,688.24
Offering Note
[1]	The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of common shares of beneficial interest on April 16, 2026, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Blackrock Science and Technology Trust	N-2	333-264682	05/04/2022		$ 52,240.39	Equity	Common Shares of Beneficial Interest, $0.001 par value	14,500,000
Fee Offset Sources		Blackrock Science and Technology Trust	N-2	333-264682		05/04/2022						$ 52,240.39
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered securities (the "2022 Unsold Securities") on a registration statement on Form N-2 (File No. 333-264682) (the "2022 Registration Statement") filed with the Securities and Exchange Commission on May 4, 2022, which became effective automatically upon filing. In connection with the registration of the 2022 Unsold Securities, the Registrant paid a registration fee of $52,240.39. Pursuant to Rule 457(p) under the Securities Act, $52,240.39 in unused registration fees paid in connection with the 2022 Registration Statement may be used to offset the registration fees payable pursuant to this Registration Statement. The Registrant has terminated the offering that included the 2022 Unsold Securities associated with the claimed offset under the 2022 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date